Exhibit 23.1
Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 2000, incorporated by reference in Sigma-Aldrich Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                                                                                                                                      /s/ Arthur Anderson LLP
                                                                                                                                                      Arthur Andersen LLP
St. Louis, Missouri,
November 13, 2000